UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2011, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) to implement a one-for-six reverse split of our capital stock (the “Reverse Split”), as previously authorized and approved at our annual meeting of stockholders on June 2, 2010. The Reverse Split was effective as of 5 p.m. (Eastern Time) on February 14, 2011, and our common stock will begin trading on the NASDAQ Capital Market on a post-split basis on February 15, 2011.

As a result of the Reverse Split, every six (6) shares of capital stock will be combined into one (1) share of capital stock. The Reverse Split affects all our capital stock outstanding immediately prior to the effective time of the Reverse Split as well as the number of shares of capital stock available for issuance under our equity incentive plans. In addition, the Reverse Split will effect a reduction in the number of shares of capital stock issuable upon the exercise of outstanding stock options or warrants. In lieu of fractional shares to which a holder of our capital stock would otherwise be entitled as a result of the Reverse Split, we will pay cash based on the closing sales price of our common stock on the NASDAQ Capital Market on February 14, 2011, the effective date of the Reverse Split.

A copy of the Amendment is included herewith as Exhibit 3.1.

Item 8.01.	Other Events.

On February 14, 2011 we issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

99.1	Press Release, dated February 14, 2011, entitled “Sunesis Announces 1-for-6 Reverse Stock Split.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: February 14, 2011
	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

99.1	Press Release, dated February 14, 2011, entitled “Sunesis Announces 1-for-6 Reverse Stock Split.”